Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Amendment No. 2 to the Annual Report on Form 10-K/A of Voiceserve, Inc. (the “Company”) for the for the year ended March 31, 2010 filed with the Securities and Exchange Commission (the “Report”), I, Aron Sandler, Chief Financial Officer  and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Dated:  March 1, 2011

By: /s/ Aron Sandler
Aron Sandler
Chief Financial Officer and Principal Accounting Officer